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                                                                   EXHIBIT 23.7

                       CONSENT TO BE NAMED AS A DIRECTOR

  I, Michael D. Cryan, hereby consent to be nominated as a director of Homestead Village Incorporated and to be named as a nominated director in Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-4 (File No. 333-4455) of Homestead Village Incorporated to be filed with the Securities and Exchange Commission by Homestead Village Incorporated.

                                                /s/ Michael D. Cryan
                                          _____________________________________
                                                    Michael D. Cryan

Dated: October 11, 1996